UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

Qlik Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Item 8.01 of Qlik Technologies Inc.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 24, 2012, John C. Burris, a member of the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), passed away on October 19, 2012.

On October 24, 2012, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that as a result of the death of Mr. Burris, the Audit Committee was no longer compliant with NASDAQ’s audit committee membership requirements set forth in NASDAQ Listing Rule 5605. This rule requires the Company to maintain an audit committee comprised of at least three directors, all of whom must be independent. On October 25, 2012, the Company received a response letter from NASDAQ acknowledging the Company’s non-compliance with NASDAQ Listing Rule 5605. The NASDAQ letter further provided that, consistent with NASDAQ Listing Rule 5605(c)(4), NASDAQ has granted the Company the following cure period to regain compliance with the audit committee membership requirements: (i) until the earlier of the Company’s next annual meeting of stockholders or October 19, 2013, or (ii) if the Company’s next annual meeting of stockholders is held before April 17, 2013, until April 17, 2013.

The Company is in the process of identifying an independent director to be appointed to the Audit Committee in order to regain compliance with NASDAQ Listing Rule 5605 prior to the expiration of the cure period granted by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ William G. Sorenson
Name: William G. Sorenson
Title: Chief Financial Officer and Treasurer

Dated: October 30, 2012